REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In  planning and performing our audit  of
the financial statements of EP China Fund
(the   Fund),  a  series  of   Investment
Managers Series Trust, as of and for  the
year  ended  June 30, 2011, in accordance
with  the standards of the Public Company
Accounting   Oversight   Board    (United
States),  we  considered  their  internal
control    over   financial    reporting,
including    control    activities    for
safeguarding securities, as a  basis  for
designing our auditing procedures for the
purpose of expressing our opinion on  the
financial  statements and to comply  with
the  requirements of Form N-SAR, but  not
for  the purpose of expressing an opinion
on   the   effectiveness  of  the   Funds
internal     control    over    financial
reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible
for    establishing    and    maintaining
effective internal control over financial
reporting.      In    fulfilling     this
responsibility, estimates  and  judgments
by  management are required to assess the
expected  benefits and related  costs  of
controls.    A companys internal  control
over  financial reporting  is  a  process
designed  to provide reasonable assurance
regarding  the reliability  of  financial
reporting   and   the   preparation    of
financial    statements   for    external
purposes  in  accordance  with  generally
accepted   accounting   principles.     A
companys  internal control over financial
reporting  includes  those  policies  and
procedures  that  (1)  pertain   to   the
maintenance   of   records    that,    in
reasonable detail, accurately and  fairly
reflect the transactions and dispositions
of the assets of the company; (2) provide
reasonable  assurance  that  transactions
are   recorded  as  necessary  to  permit
preparation  of financial  statements  in
accordance   with   generally    accepted
accounting principles, and that  receipts
and expenditures of the company are being
made     only    in    accordance    with
authorizations    of    management    and
directors of the company; and (3) provide
reasonable assurance regarding prevention
or   timely   detection  of  unauthorized
acquisition,  use  or  disposition  of  a
companys   assets  that  could   have   a
material    effect   on   the   financial
statements.

Because of inherent limitations, internal
control over financial reporting may  not
prevent or detect misstatements.    Also,
projections   of   any   evaluation    of
effectiveness  to  future   periods   are
subject  to  the risk that  controls  may
become  inadequate because of changes  in
conditions,   or  that  the   degree   of
compliance    with   the   policies    or
procedures may deteriorate.

A  deficiency  in internal  control  over
financial  reporting  exists   when   the
design or operation of a control does not
allow  management  or employees,  in  the
normal   course   of   performing   their
assigned functions, to prevent or  detect
misstatements  on  a  timely  basis.    A
material  weakness is  a  deficiency,  or
combination of deficiencies, in  internal
control  over  financial reporting,  such
that  there  is a reasonable  possibility
that  a  material  misstatement  of   the
companys   annual  or  interim  financial
statements  will  not  be  prevented   or
detected on a timely basis.

Our  consideration  of the  Funds  internal
control  over financial reporting  was  for
the  limited purpose described in the first
paragraph   and   would   not   necessarily
disclose   all  deficiencies  in   internal
control  that might be material  weaknesses
under  standards established by the  Public
Company  Accounting Oversight Board (United
States).      However,    we    noted    no
deficiencies in the Funds internal  control
over financial reporting and its operation,
including    controls   for    safeguarding
securities,   which  we  consider   to   be
material weaknesses, as defined above, as of June 30, 2011.

This  report  is  intended solely  for  the
information    and   use   of   management,
Shareholders  and  Board  of  Trustees   of
Investment  Managers Series Trust  and  the
Securities and Exchange Commission, and  is
not  intended to be and should not be  used
by   anyone   other  than  these  specified
parties.




/s/ TAIT, WELLER & BAKER LLP
TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2011